AMENDMENT NO. 2
TO
SHARE EXCHANGE AGREEMENT

AMENDMENT dated June 3, 2006 to AGREEMENT dated February 23, 2006 by and among CRSI GROUP, INC., a Florida corporation (hereinafter referred to as "CRSI") and the individual signatories to this agreement, who were all of the shareholders of entities identified as Scientific Industrial Firm Dank LLC, Central Geophysical Expedition LLC and A-Fidan, LLC. on February 23, 2006, and by NURLAN JANSEITOV and TIMUR BERGALIYEV, who together hold the entire beneficial interest in Caspian International Oil Company (CIOC) B.V., a Netherlands corporation (hereinafter referred to as “CIOC”).

WHEREAS, the Share Exchange Agreement dated February 23, 2006, as amended on May 9, 2006, contemplated the acquisition by CRSI of entities identified as Scientific Industrial Firm Dank LLC, Central Geophysical Expedition LLC and A-Fidan, LLC; and

WHEREAS, the entities so identified were improperly identified in the Share Purchase Agreement; and

WHEREAS, 95% of the capital stock of each of the entities that the parties intend that CRSI will acquire has been assigned to CIOC; and

WHEREAS, the parties wish to modify the terms of the Share Exchange Agreement to reflect their mutual understanding of the agreement among them, all as set forth herein.

NOW, THEREFORE, it is agreed that the Share Exchange Agreement is hereby modified and amended as follows:

1.    Exchanging Shareholders. The “Exchanging Shareholders” identified in the Share Exchange Agreement shall be Nurlan Janseitov and Timur Bergaliyev.

2.    Operating Companies. The “Operating Companies” identified in the Share Exchange Agreement shall be SIF Dank LLP, CGE, LLP and Kor-Tazh LLP.

3.    BV-Corp. The “BV-Corp” defined in Section 1(b) of the Share Exchange Agreement shall be CIOC.

4.    Share Exchange. Sections 2(a), 2(b) and 2(c) of the Share Exchange Agreement are hereby eliminated and the following is inserted in lieu thereof:

a. Prior to the Closing Date (defined herein), the Exchanging Shareholders shall cause the BV-Corp to acquire the Operating Company Equity in exchange for all of the equity in the BV-Corp and such other consideration as they shall deem to be appropriate under the circumstances. The outstanding shares in the BV-Corp will be held by a nominee in trust for the Exchanging Shareholders. The percentage ownership of the beneficial interest in the BV-Corp will be: Nurlan Janseitov - 60%; Timur Bergaliyev - 40%.

b. On the Closing Date (defined herein), the Exchanging Shareholders shall transfer and assign to CRSI all of their interest in the equity of the BV-Corp. The Exchanging Shareholders represent and warrant that upon delivery to CRSI of a Nominee Declaration identifying CRSI as the Owner of the outstanding capital stock of the BV-Corp, all of the right, title and interest in said capital stock will be transferred to CRSI free of Liens, claims and encumbrances, subject only to the title held by the nominee shareholder in trust for CRSI.

c. On the Closing Date, CRSI shall issue to the Exchanging Shareholders a total of fifty-four million (54,000,000) shares of CRSI common stock. The shares will be allocated between the Exchanging Shareholders in proportion to the relative interests of the Exchanging Shareholders in the BV-Corp, as set forth in Section 2(a) above. No fractional shares will be issued; in lieu thereof, the number of shares issued to each

5.    Closing. Section 8(a)(A) of the Share Exchange Agreement is hereby eliminated, and the following is inserted in lieu thereof:

A.	An amended Nominee Declaration identifying CRSI as the beneficial owner of the outstanding capital stock of the BV-Corp.

6.    Legal Opinion. Section 8(a)(E) of the Share Exchange Agreement is hereby eliminated, and the following is inserted in lieu thereof:

E. An opinion of legal counsel to the Exchanging Shareholders to the effect that (i) the BV-Corp is duly incorporated and in good standing under the laws of The Netherlands, and (ii) that the delivery of the amended Nominee Declaration recited in Section 8(a)(A) above will vest in CRSI good and marketable title to100% of the beneficial interest in the outstanding capital stock of the BV-Corp.

7.    Certificates. Section 8(b)(A) of the Share Exchange Agreement is hereby eliminated, and the following is inserted in lieu thereof:

A. Certificates for fifty-four million (54,000,000) shares of CRSI common stock in the names and individual quantities specified in Section 2(a) hereof.

8.    Withdrawal of A-Fidan. A-Fidan, LLC hereby agrees to the termination of its rights and obligations under the Share Exchange Agreement, and that it shall not hereafter be considered a party to the Share Exchange Agreement.

9.    Full Force and Effect. All other terms and conditions of the Share Exchange Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

CRSI GROUP, INC.

By: /s/ Jeremy Feakins
Jeremy Feakins, President

/s/ Nurlan S. Janseitov
Nurlan S. Janseitov

/s/ Timur M. Bergaliev
Timur M. Bergaliyev

A-FIDAN, LLC

By: /s/ Reva Klara
Reva Klara